Exhibit 8.1

              [TAX OPINION OF McGUIRE, WOODS, BATTLE & BOOTHE LLP]

                 [NOTE TO CADMUS--INSERT LETTERHEAD INFO. HERE]


                                 April 3, 1998


Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430

Smithfield Canada Limited
200 Commerce Street
Smithfield, Virginia 23430

Ladies and Gentlemen:

         We have acted as your United States tax counsel in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale by Smithfield Foods, Inc., a Virginia corporation ("Smithfield Foods") of up to 4,001,479 shares of its Common Stock, $.50 par value per share (the "Shares"), Rights to Purchase Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Rights"), to be attached in equal number to the Shares as described in the Registration Statement, and one Series B Special Voting Preferred Share, par value $1.00 (the "Series B Preferred Share"). The Registration Statement also relates to the offer and sale by Smithfield Canada Limited, an Ontario corporation ("Smithfield Canada"), of up to 4,001,479 shares of its Exchangeable Shares, without par value, as described in the Registration Statement.

         We have reviewed the statements set forth in the Offer and Circular under the caption "United States Federal Income Tax Considerations" and hereby advise you that such statements, insofar as they are or refer to statements of United States law or legal conclusions relating thereto, are accurate in all material respects.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm under the caption "United States Federal Income Tax Considerations" therein. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,



                                       /s/ McGuire, Woods, Battle & Boothe LLP